Exhibit 99.1

Contacts:	FOR IMMEDIATE RELEASE
Aircastle Limited:
Michael Inglese — Chief Financial Officer
Tel: +1-203-504-1063
or
The IGB Group
Leon Berman
Tel: +1-212-477-8438
lberman@igbir.com
Southern Air:
Sofia Mata-Leclerc / Mark Semer
Kekst and Company
Tel: + 212-521-4800
Aircastle and Southern Air Announce 747-400SF Freighter Leases
Aircastle provides two aircraft to support Southern Air’s fleet renewal and business expansion
Stamford and Norwalk, Connecticut, October 18, 2011 — Aircastle Limited (NYSE:AYR) and Southern Air Holdings, Inc. today announced that they have entered into long-term leases under which Southern Air will utilize two 747-400SF aircraft owned by Aircastle. The aircraft are expected to enter commercial service during the first quarter of 2012, advancing Southern Air’s fleet renewal and business expansion program.
Ron Wainshal, Chief Executive Officer of Aircastle, commented, “We are delighted to add Southern Air as a new customer and are very pleased to provide them with their first 747-400SF freighter capacity, assisting them in expanding their fleet to meet the needs of their global customers. Converting these aircraft into freighters and then leasing them demonstrates our team’s unique value additive investment and asset management capabilities.”
Daniel McHugh, Chief Executive Officer of Southern Air, said, “The Aircastle 747-400SF agreement marks another important step in Southern Air’s transformation. Southern now offers the most complete range of high-quality wide body ACMI/CMI capabilities with our fleet of 777s, 747-400s and 747-200s. We look forward to further developing our relationship with Aircastle as we continue to renew and expand our global widebody fleet.”

About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of June 30, 2011 Aircastle’s aircraft portfolio consisted of 136 aircraft and had 59 lessees located in 32 countries.
About Southern Air
Southern Air was founded in 1947 as a high-quality global cargo carrier specializing in the provision of block space and aircraft, crew, maintenance, and insurance (“ACMI”) services. Southern Air’s blue-chip customer base includes some of the world’s largest combination cargo carriers and government agencies. Southern Air currently operates a fleet of 10 Boeing 747-200s and will be adding four 747-400s to the fleet by Q1 2012. Southern Air is the first ACMI operator in the world to operate the new Boeing 777 Freighter and currently operates two such aircraft, with an additional two aircraft slated for delivery in March-April 2012. Southern Air is a portfolio company of Oak Hill Capital Partners, a private equity firm with considerable expertise in aircraft leasing, financing and manufacturing.
Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted Net Income and Adjusted Net Income plus Depreciation and Amortization and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, significant capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions or unavailability of capital caused by political unrest in North Africa, the Middle East or elsewhere, and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2010 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.